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                                                                  EXHIBIT 99.1

[LOGO]

FOR IMMEDIATE RELEASE

                  ALLIED RISER COMMUNICATIONS ("ARC") ANNOUNCES
                               MANAGEMENT CHANGES

(DALLAS, TX. SEPT. 19, 2000) - Allied Riser Communications Corporation (NASDAQ:
ARCC), one of the nation's leading providers of high-speed, IP-based broadband data applications and services, today announced that John Todd, president and chief operating officer has decided to leave his management and board positions with the company to pursue other interests.

"John Todd has been instrumental in the expansion of ARC. His efforts have helped create the strong platform from which we will move forward. We are very appreciative of those efforts," said David Crawford, ARC's chief executive officer.

The Board also announced that it has retained the services of Tom Morrison, an experienced senior executive who brings extensive marketing and sales experience as well as global business experience to the ARC management team.

"Tom is a proven executive who joins us with past experience at Procter & Gamble and Pepsi USA," said Stephen Schovee, ARC's chairman of the board. "Tom's proven leadership in building world-class sales teams, as well as his results-driven track record in running a number of successful mid-sized companies over the years will be extremely valuable. We are fortunate to have an individual of Tom Morrison's caliber," Schovee added.

In addition, the Company announced that John Davis, ARC's chief technology officer, has decided to leave his management role and board positions with the Company.

"John had served on our board prior to joining us as CTO. He agreed to serve, as our CTO for what we all agreed would be a limited period of time. John has, in fact, generously stayed on well beyond the time frame to which he originally committed. We wish him all the best as he returns to his work as an advisor to high-tech companies," stated Schovee.

                        ABOUT ALLIED RISER COMMUNICATIONS

ARC is one of the nation's leading providers of broadband data and Internet services, as well as video and voice applications. ARC delivers primarily over fiber-optic networks that it designs, constructs, owns and operates inside high-quality, investment-grade commercial office buildings. The company also delivers its services using an array of

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PAGE TWO

ARC/ANNOUNCES MANAGEMENT CHANGES

broadband technologies including fiber, wireless optics, and digital subscriber lines to some of the nation's largest law offices, the Chicago Board of Trade, Chicago Mercantile, numerous high-tech companies and some of the nation's largest accounting and consulting firms.

For more information about ARC, visit the company's web site at www.arcbroadband.com

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

The statements contained in this release that are not historical facts may be deemed to contain forward-looking statements, including but not limited to statements regarding overall market demand for market acceptance of the Company's services, the intention to deploy fiber-optic networks in additional buildings or markets and the timing and breadth of penetration in each building or market. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the intense competition for the Company's service offerings, dependence on growth in demand for the Company's services, ability to manage growth of our operations, the ability to raise additional capital and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.